NGAS RESOURCES, INC. 120 Prosperous Place, Suite 201, Lexington, KY 40509	NEWS
FOR IMMEDIATE RELEASE	RELEASE

Contact:	Investor Relations
Phone:	(646) 912-3844
Fax:	(859) 263-4228
E-mail:	ngas@ngas.com

NGAS RESOURCES ANNOUNCES DEFINITIVE AGREEMENT TO BE ACQUIRED BY MAGNUM HUNTER RESOURCES

Lexington, KY, December 27, 2010.  NGAS Resources, Inc. (NASDAQ: NGAS) a leader in horizontal drilling and completion technology in the southern Appalachian Basin, today announced a definitive agreement with Magnum Hunter Resources Corporation (NYSE Amex: MHR), providing for NGAS Resources to be acquired by Magnum Hunter in an all-stock transaction.  NGAS Resources is a British Columbia corporation, and the transaction will be implemented as an arrangement under British Columbia law.

Under the terms of the definitive agreement (the “Arrangement Agreement”), each common share of the Company will be transferred to Magnum Hunter for the right to receive 0.0846 of a share of Magnum Hunter common stock.  The exchange ratio for the transaction, which will not be adjusted for subsequent changes in market prices, was established based on an intra-day price of $6.50 for Magnum Hunter stock, representing a value to NGAS shareholders of $0.55 per share, a 41% premium to the NGAS closing price on December 23, 2010.  The value of the transaction on an enterprise basis as of the anticipated closing date is estimated to be approximately $98 million, based on NGAS Resources’ approximately 78.4 million fully diluted shares and total indebtedness estimated to be outstanding at closing.

A Special Committee of the NGAS Resources board of directors, comprised of five independent directors, and advised by independent financial and legal advisors, recommended the transaction to the full board.  The boards of directors of Magnum Hunter and NGAS Resources have approved the transaction, which will require the approval of NGAS shareholders and the Supreme Court of British Columbia.  The consummation of the transaction is subject to certain closing conditions, including the full payment by Magnum Hunter of all remaining NGAS amortizing convertible notes due May 1, 2012 and all outstanding borrowings under NGAS Resources’ credit agreement, as well as the reduction in change of control severance benefits by NGAS executive officers.  The transaction is also conditioned on the restructuring of NGAS Resources gas transportation agreements with Seminole Energy Services, LLC on substantially the terms set forth in a letter of intent between Magnum Hunter, a subsidiary of NGAS and Seminole, including the payment of $10 million in cash or Magnum Hunter restricted stock, the cancellation of approximately $7 million in remaining note installments from Seminole’s purchase of the NGAS Appalachian gathering system in August 2009 and the right to acquire a 50% interest in Magnum Hunter’s Marcellus gas processing plant.

The transactions contemplated by the Arrangement Agreement are expected to close by March 31, 2011 or as soon as practicable thereafter.  Magnum Hunter Resources has secured committed financing from BMO Capital Markets Corp.

On completion of the arrangement transaction, NGAS Resources will become a wholly-owned subsidiary of Magnum Hunter.  The transaction will combine NGAS Resources’ acreage and expertise in the southern Appalachian Basin with Magnum Hunter’s stronger financial resources.  In addition to the Company’s plays in the Illinois and Arkoma Basins, the transaction will increase Magnum Hunter’s position in the Appalachian Basin by approximately 300,000 acres, leverage its nearby infrastructure and provide operational synergies.  At year-end 2009, NGAS’ proved reserves totaled 78.4 billion cubic feet equivalents.

William S. Daugherty, President and CEO of NGAS Resources, commented, "I am pleased to announce this agreement, as it delivers value to our shareholders.  Magnum Hunter’s substantial financial resources, coupled with its existing Appalachian operations, will enable the combined operations to accelerate growth for all of its shareholder constituencies."

In connection with the transaction, NGAS was advised by independent financial and legal advisors, KeyBanc Capital Markets, Inc. and Skadden, Arps, Slate, Meagher & Flom LLP, respectively.

About NGAS Resources
NGAS Resources is an independent exploration and production company focused on unconventional natural gas plays in the eastern United States, principally in the southern Appalachian Basin.  Core assets include over 345,000 acres with interests in approximately 1,400 wells and an extensive inventory of horizontal drilling locations.  NGAS also operates the gas gathering facilities for its core Appalachian properties, providing deliverability directly from the wellhead to the interstate pipeline.

Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction, NGAS Resources, Inc. will file a proxy statement and NGAS Resources, Inc. and Magnum Hunter Resources Corporation will file other relevant materials with the SEC.  Investors and security holders of NGAS Resources, Inc. are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the transaction and the parties to the transaction.

Investors and security holders may obtain a free copy of the proxy statement and other relevant materials when they become available and any other documents filed by NGAS Resources, Inc. with the SEC, at the SEC’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from NGAS Resources, Inc. by contacting NGAS Resources, Inc. at: 859-263-3948 or 120 Prosperous Place, Suite 201, Lexington, Kentucky 40509-1844 or visiting the company’s website at www.ngas.com.

Participants in Solicitation
NGAS Resources, Inc., Magnum Hunter Resources Corporation and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of NGAS Resources, Inc. shareholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Magnum Hunter Resources Corporation’s executive officers and directors in the solicitation by reading the proxy statement for Magnum Hunter Resources Corporation’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on  September 3, 2010, and the proxy statement relating to the transaction and other relevant materials filed with the SEC when they become available.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of NGAS Resources, Inc.’s executive officers and directors in the solicitation by reading the proxy statement for NGAS Resources, Inc.’s 2009 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2010, and the NGAS Resources, Inc. proxy statement relating to the transaction and other relevant materials to be filed with the SEC when they become available.  Certain executives and directors of NGAS Resources, Inc. have interests in the proposed transaction that may differ from the interests of shareholders generally, including benefits conferred under severance, retention and change of control arrangements and continuation of director and officer insurance and indemnification.  These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement when it becomes available.

Safe Harbor Statement
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and such forward-looking statements involve judgments. Such forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; the benefits of such transaction and its impact on NGAS Resources’ business; the oversupply of, or lack of demand for, NGAS Resources’ production; various events which could disrupt NGAS Resources’ drilling schedule or operations; any projections of economic prospects, earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements regarding economic conditions, such as interest rate, commodity prices and currency exchange rate fluctuations; any statements regarding timing of development or potential expansion or improvements; any statements regarding quantity or magnitude of oil and gas reserves; and any statements of assumptions underlying any of the foregoing.

In addition, if and when the transaction is consummated, there will be risks and uncertainties related to Magnum Hunter’s ability to successfully integrate the operations and employees of Magnum Hunter and NGAS Resources as well as the ability to ensure continued production or market demand for NGAS Resources’ oil and natural gas reserves.

Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting the company and are subject to various risks, uncertainties and other factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond management control, and that could cause actual results to differ materially from estimated results expressed in or implied by these forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks to both companies that the acquisition of NGAS Resources will not be consummated; market demand for oil and natural gas as well as changes in pricing and costs; the availability of labor, equipment and transportation; changes in weather, geologic conditions or oil or natural gas deposits; changes in economic conditions or financial markets; changes in prices for the company’s production or increases in input or extraction costs; changes in pricing and assumptions and projections concerning reserves in drilling operations; changes in plans with respect to exploration, development projects or capital expenditures; litigation, legislative, health, environmental and other judicial, regulatory, political and competitive developments; changes in customer demand; pricing actions by competitors, customers, suppliers and contractors; availability and costs of credit, surety bonds and letters of credit; technological and operational difficulties or inability to obtain permits encountered in connection with exploration and development activities; labor relations matters; and changing foreign exchange rates, all of which are described more fully in the company’s filings with the Securities and Exchange Commission and on EDGAR and SEDAR. Forward-looking statements made  in this release, or elsewhere, speak only as of the date on which the statements were made. New risks and uncertainties arise from time to time, and it is impossible for management  to predict these events or how they may affect the company  or  anticipated results. All forward-looking statements are qualified in their entirety by this cautionary statement. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this release may not occur. The company has no duty or obligation to, and does not intend to, update or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except as may be required by law. Readers are cautioned not to place undue reliance on forward-looking statements.

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